                                                                  EXHIBIT 10.12




                                CREDIT AGREEMENT



                           DATED AS OF MARCH 5, 1997


                                     AMONG

                              DLB OIL & GAS, INC.,
                                  AS BORROWER,


                           THE CHASE MANHATTAN BANK,
                                   AS AGENT,

                                      AND

                          THE LENDERS SIGNATORY HERETO

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

       Section 1.01  Terms Defined Above  . . . . . . . . . . . . . . . . . .  2
       Section 1.02  Certain Defined Terms  . . . . . . . . . . . . . . . . .  2
       Section 1.03  Accounting Terms and Determinations  . . . . . . . . . . 18

                                   ARTICLE II

                                   COMMITMENTS

       Section 2.01  Loans, Letters of Credit, etc.   . . . . . . . . . . . . 19
       Section 2.02  Borrowings, Continuations and Conversions;
                     Letters of Credit  . . . . . . . . . . . . . . . . . . . 20
       Section 2.03  Limitation on Aggregate Commitments  . . . . . . . . . . 21
       Section 2.04  Fees   . . . . . . . . . . . . . . . . . . . . . . . . . 21
       Section 2.05  Several Obligations  . . . . . . . . . . . . . . . . . . 23
       Section 2.06  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . 23
       Section 2.07  Prepayments  . . . . . . . . . . . . . . . . . . . . . . 23
       Section 2.08  Minimum Amount Outstanding.  . . . . . . . . . . . . . . 24
       Section 2.09  Borrowing Base   . . . . . . . . . . . . . . . . . . . . 24
       Section 2.10  Lending Offices  . . . . . . . . . . . . . . . . . . . . 26
       Section 2.11  Assumption of Risks  . . . . . . . . . . . . . . . . . . 26
       Section 2.12  Obligation to Reimburse and to Prepay  . . . . . . . . . 27

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

       Section 3.01  Repayment of Loans   . . . . . . . . . . . . . . . . . . 28
       Section 3.02  Interest   . . . . . . . . . . . . . . . . . . . . . . . 28

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

       Section 4.01  Payments   . . . . . . . . . . . . . . . . . . . . . . . 29
       Section 4.02  Pro Rata Treatment   . . . . . . . . . . . . . . . . . . 30
       Section 4.03  Computations   . . . . . . . . . . . . . . . . . . . . . 30

       Section 4.04  Non-receipt of Funds by the Agent  . . . . . . . . . . . 30
       Section 4.05  Set-off, Sharing of Payments, Etc.   . . . . . . . . . . 31
       Section 4.06  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . 32
       Section 4.07  Disposition of Proceeds  . . . . . . . . . . . . . . . . 35

                                    ARTICLE V

                       ADDITIONAL COSTS, CAPITAL ADEQUACY

       Section 5.01  Additional Costs   . . . . . . . . . . . . . . . . . . . 35
       Section 5.02  Limitation on Eurodollar Loans   . . . . . . . . . . . . 37
       Section 5.03  Illegality   . . . . . . . . . . . . . . . . . . . . . . 37
       Section 5.04  Base Rate Loans Pursuant to Sections 5.01,
                     5.02 and 5.03  . . . . . . . . . . . . . . . . . . . . . 37
       Section 5.05  Compensation   . . . . . . . . . . . . . . . . . . . . . 38

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

       Section 6.01  Initial Funding  . . . . . . . . . . . . . . . . . . . . 38
       Section 6.02  Initial and Subsequent Loans and Letters of Credit   . . 40
       Section 6.03  Conditions Relating to Letters of Credit   . . . . . . . 40
       Section 6.04  Conditions Relating to Loans to Finance the Texaco
                     Acquisition or Other Acquisition.  . . . . . . . . . . . 41

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

       Section 7.01  Corporate Existence  . . . . . . . . . . . . . . . . . . 41
       Section 7.02  Financial Condition  . . . . . . . . . . . . . . . . . . 42
       Section 7.03  Litigation   . . . . . . . . . . . . . . . . . . . . . . 42
       Section 7.04  No Breach  . . . . . . . . . . . . . . . . . . . . . . . 42
       Section 7.05  Authority  . . . . . . . . . . . . . . . . . . . . . . . 42
       Section 7.06  Approvals  . . . . . . . . . . . . . . . . . . . . . . . 43
       Section 7.07  Use of Loans   . . . . . . . . . . . . . . . . . . . . . 43
       Section 7.08  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . 43
       Section 7.09  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . 44
       Section 7.10  Titles, etc.   . . . . . . . . . . . . . . . . . . . . . 44
       Section 7.11  No Material Misstatements  . . . . . . . . . . . . . . . 45
       Section 7.12  Investment Company Act   . . . . . . . . . . . . . . . . 45
       Section 7.13  Public Utility Holding Company Act   . . . . . . . . . . 46
       Section 7.14  Subsidiaries and Partnerships  . . . . . . . . . . . . . 46

       Section 7.15  Location of Business and Offices   . . . . . . . . . . . 46
       Section 7.16  Environmental Matters  . . . . . . . . . . . . . . . . . 46
       Section 7.17  Gas Imbalances   . . . . . . . . . . . . . . . . . . . . 47
       Section 7.18  Defaults   . . . . . . . . . . . . . . . . . . . . . . . 47
       Section 7.19  Compliance with the Law  . . . . . . . . . . . . . . . . 47
       Section 7.20  Insurance  . . . . . . . . . . . . . . . . . . . . . . . 48
       Section 7.21  Restriction on Liens   . . . . . . . . . . . . . . . . . 49
       Section 7.22  Bonray   . . . . . . . . . . . . . . . . . . . . . . . . 49
       Section 7.23  Value of WRT Notes   . . . . . . . . . . . . . . . . . . 49

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

       Section 8.01  Reports  . . . . . . . . . . . . . . . . . . . . . . . . 49
       Section 8.02  Litigation   . . . . . . . . . . . . . . . . . . . . . . 51
       Section 8.03  Maintenance, Etc.  . . . . . . . . . . . . . . . . . . . 51
       Section 8.04  Environmental Matters  . . . . . . . . . . . . . . . . . 53
       Section 8.05  Engineering Reports  . . . . . . . . . . . . . . . . . . 54
       Section 8.06  Title Information  . . . . . . . . . . . . . . . . . . . 55
       Section 8.07  Additional Collateral  . . . . . . . . . . . . . . . . . 55
       Section 8.08  Further Assurances   . . . . . . . . . . . . . . . . . . 56
       Section 8.09  Performance of Obligations   . . . . . . . . . . . . . . 56
       Section 8.10  [DELETED]  . . . . . . . . . . . . . . . . . . . . . . . 56
       Section 8.11  ERISA Information and Compliance   . . . . . . . . . . . 56
       Section 8.12  Application of Certain Sale Proceeds.  . . . . . . . . . 57

                                   ARTICLE IX

                               NEGATIVE COVENANTS

       Section 9.01  Debt   . . . . . . . . . . . . . . . . . . . . . . . . . 57
       Section 9.02  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . 58
       Section 9.03  Investments, Loans and Advances  . . . . . . . . . . . . 59
       Section 9.04  Dividends, Distributions and Redemptions   . . . . . . . 60
       Section 9.05  Sales and Leasebacks   . . . . . . . . . . . . . . . . . 60
       Section 9.06  Nature of Business   . . . . . . . . . . . . . . . . . . 60
       Section 9.07  Limitation on Leases   . . . . . . . . . . . . . . . . . 60
       Section 9.08  Mergers, Etc.  . . . . . . . . . . . . . . . . . . . . . 60
       Section 9.09  Proceeds of Notes  . . . . . . . . . . . . . . . . . . . 60
       Section 9.10  ERISA Compliance   . . . . . . . . . . . . . . . . . . . 61
       Section 9.11  Sale or Discount of Receivables  . . . . . . . . . . . . 62
       Section 9.12  Current Ratio  . . . . . . . . . . . . . . . . . . . . . 62

       Section 9.13  Tangible Net Worth   . . . . . . . . . . . . . . . . . . 62
       Section 9.14  Debt to Cash Flow Coverage   . . . . . . . . . . . . . . 62
       Section 9.15  Interest Coverage Ratio.   . . . . . . . . . . . . . . . 62
       Section 9.16  Sale of Oil and Gas Properties or Other Assets   . . . . 63
       Section 9.17  Environmental Matters  . . . . . . . . . . . . . . . . . 63
       Section 9.18  Transactions with Affiliates   . . . . . . . . . . . . . 63
       Section 9.19  Subsidiaries and Partnerships  . . . . . . . . . . . . . 63
       Section 9.20  Negative Pledge Agreements   . . . . . . . . . . . . . . 63
       Section 9.21  Derivative and Similar Agreements.   . . . . . . . . . . 63
       Section 9.22  Issuance of Securities.  . . . . . . . . . . . . . . . . 64
       Section 9.23  Capital Expenditures.  . . . . . . . . . . . . . . . . . 64

                                    ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

       Section 10.01  Events of Default   . . . . . . . . . . . . . . . . . . 64
       Section 10.02  Remedies  . . . . . . . . . . . . . . . . . . . . . . . 66

                                   ARTICLE XI

                                    THE AGENT

       Section 11.01  Appointment, Powers and Immunities  . . . . . . . . . . 67
       Section 11.02  Reliance by Agent   . . . . . . . . . . . . . . . . . . 68
       Section 11.03  Defaults  . . . . . . . . . . . . . . . . . . . . . . . 68
       Section 11.04  Rights as a Lender  . . . . . . . . . . . . . . . . . . 68
       Section 11.05  Indemnification   . . . . . . . . . . . . . . . . . . . 68
       Section 11.06  Non-Reliance on Agent and other Lenders   . . . . . . . 69
       Section 11.07  Action by Agent   . . . . . . . . . . . . . . . . . . . 69
       Section 11.08  Resignation or Removal of Agent   . . . . . . . . . . . 69

                                   ARTICLE XII

                                  MISCELLANEOUS

       Section 12.01  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . 70
       Section 12.02  Notices   . . . . . . . . . . . . . . . . . . . . . . . 70
       Section 12.03  Payment of Expenses, Indemnities, etc   . . . . . . . . 70
       Section 12.04  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . 73
       Section 12.05  Successors and Assigns  . . . . . . . . . . . . . . . . 73
       Section 12.06  Assignments and Participations  . . . . . . . . . . . . 73
       Section 12.07  Invalidity  . . . . . . . . . . . . . . . . . . . . . . 75

       Section 12.08  Counterparts  . . . . . . . . . . . . . . . . . . . . . 75
       Section 12.09  References  . . . . . . . . . . . . . . . . . . . . . . 75
       Section 12.10  Survival  . . . . . . . . . . . . . . . . . . . . . . . 75
       Section 12.11  Captions  . . . . . . . . . . . . . . . . . . . . . . . 75
       Section 12.12  No Oral Agreements  . . . . . . . . . . . . . . . . . . 75
       Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION   . . . . . . 76
       Section 12.14  Interest  . . . . . . . . . . . . . . . . . . . . . . . 76
       Section 12.15  Confidentiality   . . . . . . . . . . . . . . . . . . . 77
       Section 12.16  Effectiveness   . . . . . . . . . . . . . . . . . . . . 78
       Section 12.17  EXCULPATION PROVISIONS  . . . . . . . . . . . . . . . . 78

Annex I     - Maximum Credit Amounts and Percentage Shares

Exhibit A   - Form of Note
Exhibit B   - Form of Borrowing, Continuation and Conversion Request
Exhibit C   - Form of Compliance Certificate
Exhibit D   - Form of Legal Opinion of Fellers, Snider, Blankenship,
              Bailey & Tippens, P.C.
Exhibit E   - List of Security Instruments
Exhibit F   - Form of Assignment Agreement


Schedule 6.01(i)  - List of Hydrocarbon Gas Purchasers
Schedule 7.03     - Litigation
Schedule 7.09     - Taxes
Schedule 7.10     - Titles, etc.
Schedule 7.14     - Subsidiaries and Partnerships
Schedule 7.16     - Environmental Matters
Schedule 7.17     - Gas Imbalances
Schedule 7.20     - Insurance
Schedule 9.02     - Liens
Schedule 9.03     - Investments, Loans and Advances

              THIS CREDIT AGREEMENT dated as of March 5, 1997 is among: DLB OIL & GAS, INC., an Oklahoma corporation (the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in
Section 12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK, a banking association organized under the laws of the state of New York (in its individual capacity, "Chase"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                R E C I T A L S

       A. Pursuant to that certain Credit Agreement dated as of December 28, 1995 between the Borrower and First Union National Bank of North Carolina ("First Union") as amended by First Amendment to Credit Agreement dated as of June 30, 1996 AND BY SECOND AMENDMENT TO CREDIT AGREEMENT DATED AS OF FEBRUARY 10, 1997 (such Credit Agreement as amended is called the "Prior Credit Agreement"), First Union, Bank of Oklahoma, N.A. ("Bank of Oklahoma"), Bank One, Texas, N.A. ("Bank One"), Boatmen's First National Bank of Oklahoma ("Boatmen's Bank") (First Union, Bank of Oklahoma, Bank One and Boatmen's Bank are hereinafter called the "Assignors") provided to the Borrower loans and extensions of credit, which loans and extensions of credit are evidenced by certain promissory notes from the Borrower in the aggregate principal amount of $60,000,000 (the "Prior Notes").

       B. By Assignment of Notes and Liens of even date herewith the Lenders have acquired the Prior Notes and all security for the payment of the Prior Notes and the performance of the Borrower's obligations under the Prior Credit Agreement.

       C. Borrower intends to purchase Texaco Exploration and Production, Inc.'s ("Texaco") fifty percent interest in the West Cote Blanche Bay property and the claims of Texaco against WRT Energy Corporation for unpaid operating expenses (the "Texaco Property") for a purchase price of approximately $20,000,000.

       D. Lenders have agreed to provide senior secured debt in the amount of up to $85,000,000 consisting of a rearrangement of the Prior Notes and advances to the Borrower for the purchase of the Texaco Property or Other Acquisition (as herein defined) and the Borrower, the Agent and the Lenders now desire to set forth their agreements with respect to such credit facility and to amend and restate in its entirety the Prior Credit Agreement and Prior Notes.

       E. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

              Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Agent," "Assignors," "Borrower," "Chase," "First Union," "Lender," "Lenders," "Prior Credit Agreement," "Prior Notes," "Purchaser," "Texaco," and "Texaco Property" shall have the meanings indicated above.

              Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

              "Additional Costs" shall have the meaning assigned such term in
Section 5.01(a).

              "Affected Loans" shall have the meaning assigned such term in
Section 5.04.

              "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

              "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

              "Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03 hereof.

              "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders ($85,000,000).

              "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

              "Applicable Margin" shall mean for Base Rate Loans or Eurodollar Loans the following rate per annum as applicable:

================================================================================
     Threshold Utilization           Base Rate Loans        Eurodollar Loans
          Percentage
--------------------------------------------------------------------------------
   equal to or less than 50%               0%                      1%
--------------------------------------------------------------------------------
  equal to or less than 75%,              .25%                   1.25%
     but greater than 50%
--------------------------------------------------------------------------------
  equal to or less than 100%              .50%                   1.50%
     but greater than 75%
--------------------------------------------------------------------------------
       greater than 100%                   1%                      2%
================================================================================

              "Assignment" shall have the meaning assigned such term in Section 12.06(b).

              "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the highest of (i) the Prime Rate in effect on such day, and (ii) one-half of one percent (1/2%) plus the Federal Funds Effective Rate in effect for such day (rounded upwards, if necessary, to the nearest 1/16th of 1%), but in no event to exceed the Highest Lawful Rate. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Effective Rate, or the Prime Rate shall be effective as of the opening of business on the effective date of such change in the Federal Funds Effective Rate, or the Prime Rate, as the case may be. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including but not limited to the inability of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

              "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

              "Bonray" shall mean Bonray Drilling Corporation, a Delaware corporation, and a wholly owned Subsidiary of the Borrower.

              "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.09.

              "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in New York City and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

              "Capital Expenditures" shall mean, for any period, expenditures, made by the Borrower or any of its Subsidiaries in connection with the acquisition and exploitation of, or the exploration for or development or production of Hydrocarbons or to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, and dry-hole and exploration expense but excluding repairs and workovers) during such period computed in accordance with GAAP.

              "Cash Flow" shall mean, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of cash flow from operating activities.

              "Change of Control" shall mean the occurrence of an event or circumstance pursuant to which either (i) Charles E. Davidson, Mike Liddell and Mark Liddell in the aggregate between them cease to own and hold legal and beneficial title to in excess of 50% of the voting capital stock of the Borrower or (ii) Charles E. Davidson individually ceases to own and hold legal and beneficial title to in excess of 35% of the voting capital stock of the Borrower.

              "Closing Date" shall mean MARCH 5, 1997.

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

              "Commitment" shall mean, for any Lender, its obligation to make Loans up to the lesser of such Lender's Maximum Credit Amount or the Lender's Percentage Share of the amount equal to the then effective Borrowing Base and to participate in the Letters of Credit as provided in Section 2.01(b).

              "Consolidated Subsidiaries" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

              "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money), arising in the ordinary course of business of such Person; (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (vii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others; (viii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; (ix) the net mark to market value of all obligations of such Person under Hedging Agreements; and (x) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments.

              "Debt Service" shall mean, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all required payments of principal of Indebtedness made during such period plus (b) all Interest Expense for such period. For the purposes of this definition, payments of principal made pursuant to Section 2.07(a), (b), (c) or (d) hereof shall be deemed not to be regularly scheduled payments of principal.

              "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

              "Disposition" shall mean the sale by the Borrower or any of its Subsidiaries of any of their respective assets included in the Borrowing Base at any time that the Borrowing Base exceeds the Threshold Amount.

              "Dollars" and "$" shall mean lawful money of the United States of America.

              "Effective Date" shall have the meaning assigned such term in
Section 12.16.

              "Engineering Reports" shall have the meaning assigned such term in Section 2.08(b).

              "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the

Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and
(ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

              "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

              "ERISA Event" shall mean (i) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

              "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Fixed Eurodollar Rate".

              "Event of Default" shall have the meaning assigned such term in
Section 10.01.

              "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the leases or farmout agreements in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (vii) Liens arising under the terms and provisions of any joint operating agreement, pooling or unitization agreement, farm-out agreement, lease or similar agreement in effect as of the Closing Date or entered into in the ordinary course of business after the Closing Date, which grant to or create in favor of any Person any preferential purchase rights, calls on production, non-consent penalties or other similar rights with respect to any Property of the Borrower or any Subsidiary; (viii) Existing Burdens; and
(ix) Liens permitted by the Security Instruments.

              "Excess Cash Flow" shall mean, for any fiscal quarter (beginning with the quarter ended June 30, 1997), the excess of:

              (a) the sum of (i) Cash Flow for such period; (ii) proceeds from Dispositions permitted pursuant to Section 9.16 hereof received during such period to the extent not previously applied pursuant to the terms of this Agreement to repay the Loans outstanding hereunder; (iii) the proceeds received by the Borrower from the issuance of any Debt permitted by Section 9.01(h) or the sale of equity securities to the extent not previously applied pursuant to the terms of this Agreement; and (iv) Interest Expense less

              (b) the sum of (i) the greater of (x) one quarter of the scheduled Capital Expenditures (excluding capitalized interest and general and administrative expenses) for the current fiscal year as set forth in the most recently delivered Reserve Report and (y) the amount of cash actually expended by the Borrower and its Subsidiaries in such period with respect to such Capital Expenditures; provided, however that the total amount of Capital Expenditures deducted pursuant to this clause (i) for any fiscal year of the Borrower and its Subsidiaries shall not exceed the total amount of Capital Expenditures as set forth on such Reserve Report; (ii) the greater of (x) $1,250,000 per each fiscal quarter of the Borrower and its Subsidiaries and (y) the actual amount expended by the Borrower and its Subsidiaries in cash during that quarter on Capital Expenditures (excluding capitalized interest and general and administrative expenses) in excess of those Capital Expenditures set forth in the most recently delivered Reserve Report, provided however that the aggregate amount of Capital Expenditures deducted pursuant to this clause (ii) shall not exceed $5,000,000 in any consecutive four fiscal quarters of the Borrower and its Subsidiaries; and (iii) the aggregate amount of Debt Service for such period.

              "Existing Burdens" means royalty interests, overriding royalty interests, net profits interests, production payments or other payments out of or with respect to the production, transportation or processing of Hydrocarbons, and which are (a) in existence on the Closing Date, (b) reserved by the grantor in an assignment of a lease to the Borrower or any Subsidiary after the date hereof or reserved by a lessor in any lease entered into with the Borrower or any Subsidiary after the date hereof, or (c) assigned or transferred by the Borrower or any Subsidiary in the ordinary course of business after the Closing Date; provided that the net interests reflected in the most recently delivered Reserve Report referred to in Section 7.10(a) or
Section 8.05(a) are net of such Existing Burdens.

              "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

              "Fee Letter" shall mean that certain letter agreement from Chase to the Borrower dated February 19, 1997 concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

              "Financial Statements" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in Section 7.02.

              "Fixed Eurodollar Rate" shall mean, with respect to any Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of the Interest Period for such Loan for the offering by the Agent to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Lenders for such Interest Period.

              "Fixed Rate" shall mean, with respect to any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) the Fixed Eurodollar Rate for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

              "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

              "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Agent, any Lender or any Applicable Lending Office.

              "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

              "Guarantors" shall mean Bonray, DLB International, Inc., and GEMCO, L.L.C.

              "Hedging Agreements" shall mean any commodity, interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange or rate protection agreements or any option with respect to any such transaction.

              "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

              "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

              "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

              "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower to the Agent and/or Lenders in connection with the Loan Documents, the Letter of Credit Agreement and any Hedging Agreements now or hereafter existing between the Borrower or any Subsidiary and the Agent (or any Affiliate of the Agent) and/or Lenders and all renewals, extensions and/or rearrangements of any of the above.

              "Indemnified Parties" shall have the meaning assigned such term in Section 12.03(b).

              "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

              "Interest Expense" shall mean, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Debt accrued or capitalized during such period (whether or not actually paid during such period).

              "Initial Funding" shall mean the funding of the initial Loans pursuant to Section 6.01 hereof. The Initial Funding shall include the purchase by the Lenders of the Prior Notes from the Assignors for a purchase price equal to the outstanding principal balance thereon not to exceed $60,000,000.

              "Initial Reserve Reports" shall mean (i) the reports of Degolyer & McNaughton and of Netherland, Sewell & Associates, Inc. dated as of January 1, 1997, with respect to the Oil and Gas Properties of the Borrower, and (ii) the report of Netherland, Sewell & Associates dated as of January 1, 1997 with respect to the Oil and Gas Properties to be acquired pursuant to the Texaco Acquisition, and copies of which have been delivered to the Agent.

              "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third, sixth or, subject to availability, twelfth (12th) calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

              "LC Commitment" at any time shall mean $5,000,000.

              "LC Exposure" at any time shall mean the difference between (i) the aggregate face amount of all undrawn and uncancelled Letters of Credit and the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed and (ii) the aggregate amount of all cash securing outstanding Letters of Credit pursuant to Section 2.11(b).

              "Letter of Credit Agreements" shall mean the written agreements with the Agent, as issuing lender for any Letter of Credit, executed or hereafter executed in connection with the issuance by the Agent of the Letters of Credit, such agreements to be on the Agent's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Agent.

              "Letters of Credit" shall mean the letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

              "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to
(i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any

Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

              "Loan Documents" shall mean this Agreement, the Notes and the Security Instruments.

              "Loans" shall mean the loans as provided for by Section 2.01.

              "Majority Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

              "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any Security Instrument, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis.

              "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amount", as modified from time to time to reflect any assignments permitted by Section 12.06(b).

              "Mortgaged Property" shall mean the Property owned by the Borrower and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

              "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

              "Net Income" shall mean with respect to the Borrower, for any period, the aggregate of the net income (or loss) of the Borrower for such period, determined on a basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower; (b) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (c) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (d) the cumulative effect of a change in accounting principle and any gains or losses attributable to writeups or writedowns of assets.

              "Notes" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

              "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

              "Other Acquisition" shall mean the acquisition by the Borrower of assets approved by the Majority Lenders on terms satisfactory to the Majority Lenders in lieu of the Texaco Acquisition.

              "Other Taxes" shall have the meaning assigned such term in
Section 4.06(b).

              "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

              "Percentage Share" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

              "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

              "Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years, sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

              "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full or the default is cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided that, if such amount in default is principal of a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% per annum above the interest rate for such Loan as provided in Section 3.02(b), but in no event to exceed the Highest Lawful Rate.

              "Present Value of Reserves" shall mean, as of any date, estimated cash flow in respect of Proved Developed Oil and Gas Reserves and Proved Oil and Gas Reserves attributable to Borrower's Oil and Gas Properties (calculated in accordance with the Agent's customary risk factors and product pricing models for Oil and Gas Properties of similar businesses and in similar locations in effect at the time such estimate is made) and discounted to present value at a discount rate for Proved Developed Oil and Gas Reserves and Proved Oil and Gas Reserves, in each case, acceptable to the Required Lenders.

              "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Agent as a general reference rate of interest, taking into account such factors as it may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

              "Principal Office" shall mean the principal office of the Agent, presently located at 270 Park Avenue, New York, New York 10017.

              "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

              "Proved Developed Oil and Gas Reserves" has the meaning assigned to that term in Regulation S-X promulgated by the SEC, as such Rule is in effect on the date hereof.

              "Proved Oil and Gas Reserves" has the meaning assigned to that term in Regulation S-X promulgated by the SEC, as such Rule is in effect on the date hereof.

              "Quarterly Dates" shall mean the first day of each January, April, July, and October, in each year, the first of which shall be April 1, 1997; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

              "Redetermination Date" shall mean the occurrence of any of the following:

              (a) the giving by the Agent or the Required Lenders of a notice to the Borrower indicating that the Borrowing Base and Threshold Amount will be redetermined pursuant to Section 2.09(c) hereof;

              (b) the giving by the Borrower of a notice to the Agent and the Lenders requesting that the Borrowing Base and Threshold Amount be determined pursuant to Section 2.09(c) hereof, provided that not more than two such notices may be given by the Borrower during any fiscal year of the Borrower;

              (c) any representation or warranty made or deemed made by the Borrower or any other Person obligated on the Indebtedness in or pursuant to this Agreement with respect to the enforceability of any Security Instrument or the creation, perfection or priority of the Lien of such Security Instrument on any Property with a value of more than $100,000, shall prove to have been false or misleading as of the time made or any subsequent date (whether or not the Borrower or any other Person obligated on the Indebtedness shall have actual knowledge that such representation or warranty is false or misleading); and

              (d) The Borrower shall default in its obligation to deliver or cause to be delivered any Reserve Report and such default shall continue unremedied for a period of 30 or more days.

              (e) Upon the issuance of Subordinated Debt as permitted pursuant to Section 9.01.

              "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

              "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

              "Required Lenders" shall mean, at any time while no Loans are outstanding, Lenders having at least seventy-five percent (75%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least seventy-five percent (75%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)); provided, however, prior to the earlier to occur of (i) the first anniversary of the Closing Date and (ii) the date that Chase's Percentage Share is reduced to less than 75%, the "Required Lenders" shall mean at any time while no Loans are outstanding, Lenders having at least one hundred percent (100%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding at least one hundred percent (100%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c).

              "Required Payment" shall have the meaning assigned such term in
Section 4.04.

              "Reserve Report" shall mean a report, in form and substance satisfactory to the Agent, setting forth, as of each January 1 and July 1 (or such other date in the event of an unscheduled redetermination): (i) the oil and gas reserves attributable to the Borrower's Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing and other assumptions as the Agent may determine, and (ii) such other information as the Agent may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Borrower by August 14 of each year pursuant to Section 8.05(a).

              "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Eurodollar Rate for Eurodollar Loans is to be determined as provided in the definition of "Fixed Eurodollar Rate" or (ii) any category of extensions of credit or other assets which include a Eurodollar Loan.

              "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

              "Scheduled Redetermination" shall have the meaning assigned such term in Section 2.09(b).

              "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

              "Security Instruments" shall mean the Letters of Credit, the Letter of Credit Agreements, the Fee Letter, the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

              "Subsidiary" shall mean any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries. For purposes of this Agreement, the term "Subsidiary" shall include limited liability companies in which the Borrower or any Subsidiary owns a membership interest, including, without limitation, DLB Acquisition, L.L.C., a limited liability company organized under the laws of the State of Oklahoma.

              "Subordinated Debt" shall mean Debt of the Borrower subordinated to the Indebtedness on terms satisfactory to the Agent and Majority Lenders.

              "Tangible Net Worth" shall mean, as at any date, the sum of the following for the Borrower determined (without duplication) in accordance with
GAAP:

              (a) the amount of preferred stock and common stock at par plus the amount of surplus of the Borrower, plus

              (b) the retained earnings (or, in the case of a retained earnings deficit, minus the amount of such deficit), minus

              (c) the sum of the following: cost of treasury shares and the book value of all assets of the Borrower which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including as such intangibles the following: goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any writeup in the book value of assets resulting from a revaluation thereof or resulting from any changes in GAAP subsequent to September 30, 1995.

              "Taxes" shall have the meaning assigned such term in Section 4.06(a).

              "Termination Date" shall mean, unless extended pursuant to
Section 2.01(c) or terminated pursuant to Section 10.02, MARCH 5, 2002.

              "Texaco Acquisition" shall mean the purchase by the Borrower of the Texaco Property pursuant to the Texaco Purchase Agreement.

              "Texaco Purchase Agreement" shall have the meaning assigned such term in Section 6.04 hereof.

              "Threshold Amount" shall mean at any time an amount equal to the amount determined in accordance with Section 2.09.

              "Threshold Utilization Percentage" shall mean, as of any day, the fraction expressed as a percentage, the numerator of which is the balance of all Loans and the LC Exposure outstanding on such day, and the denominator of which is the Threshold Amount (or after the first anniversary of the Closing Date, the Borrowing Base) in effect on such day.

              "Type" shall mean, with respect to any Loan, a Base Rate Loan or a Eurodollar Loan.

              Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in
Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II

                                  COMMITMENTS

              Section 2.01  Loans, Letters of Credit, etc..

              (a) Loans. Each Lender severally agrees, on the terms of this Agreement, to make Loans to the Borrower during the period from and including
(i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to and up to, but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01.

              Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or Eurodollar Loans; provided that no more than six (6) Eurodollar Loans may be outstanding at any time.

              (b) Letters of Credit. During the period from and including the Closing Date to but excluding the Termination Date, the Agent, as issuing bank for the Lenders, agrees to extend credit for the account of the Borrower at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares.

              (c) Advances Above Threshold Amount. Notwithstanding the foregoing, no Loans or Letters of Credit shall be extended hereunder at a time when the aggregate principal amount of all Loans by all Lenders hereunder together with the LC Exposure shall by virtue of such Loans or Letters of Credit exceed the Threshold Amount except for the purpose of financing Borrower's purchase of the Texaco Acquisition or Other Acquisition as provided in Section 6.04 hereof.

              (d) Prior Credit Agreement. The Prior Credit Agreement and the Commitments thereunder are hereby superseded and replaced in their entirety by this Agreement.

              Section 2.02 Borrowings, Continuations and Conversions; Letters of Credit.

              (a) Borrowings. The Borrower shall give the Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

              (b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least (i) $100,000 or any whole multiple of $50,000 in excess thereof or (ii) the remaining balance of the Aggregate Commitments, if less, and all Eurodollar Loan borrowings, continuations or conversions shall be in amounts of at least $1,000,000 or any whole multiple of $100,000 in excess thereof.

              (c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telecopy notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Agent not later than 11:00 a.m. New York time at least one (1) Business Day prior to the date of such Base Rate borrowing and three (3) Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion.

              (d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to
Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $100,000 in excess thereof and
(ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

              (e) Conversion Options. The Borrower may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $100,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a Eurodollar Loan.

              (f) Advances. Not later than 11:00 a.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, to an account which the Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

              (g) Letters of Credit. The Borrower shall give the Agent (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Agent not later than 11:00 a.m. New York time not less than three (3) Business Days prior thereto of each request for the issuance and at least thirty (30) Business Days prior to the date of the renewal or extension of a Letter of Credit hereunder, which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Letter of Credit and such other information as the Agent may reasonably request all of which shall be reasonably satisfactory to the Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Agent shall issue such Letter of Credit to the beneficiary thereof.

              In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

              The Agent will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

              Section 2.03 Limitation on Aggregate Commitments. The Aggregate Commitments shall at all times be equal to the lesser of (i) the Aggregate Maximum Credit Amounts or (ii) the Borrowing Base as determined from time to time.

              Section 2.04  Fees.

              (a) During each quarter, the Borrower shall pay to the Agent, for the account of each Lender, a commitment fee on the daily average unused amount of the Aggregate Commitments during such quarter (being, as of any day, an amount equal to the Aggregate Commitments minus (i) the aggregate amount of all Loans outstanding on such day and (ii) the LC Exposure minus the amount of cash collateral held by the Agent) for the period from and including the Closing Date up to but excluding the earlier of the date the Aggregate Commitments are terminated or the Termination Date at the following rate per annum as applicable:

                          Threshold Amount Utilization

--------------------------------------------------------------------------------
 Threshold Amount Utilization Percentage                 Commitment Fee Rate
--------------------------------------------------------------------------------
    equal to or less than 50%                            .30%
--------------------------------------------------------------------------------
    equal to or less than 75% but greater than 50%       .375%
--------------------------------------------------------------------------------
    equal to or less than 100% but greater than 75%      .375%
--------------------------------------------------------------------------------
    greater than 100%                                    .50%
--------------------------------------------------------------------------------

Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the Aggregate Commitments are terminated or the Termination Date.

              (b) The Borrower agrees to pay the Agent quarterly commissions for issuing the Letters of Credit on the daily average maximum liability of the Agent existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) equal to the product of the then effective Applicable Margin for Eurodollar Loans and the daily average maximum liability of the Agent under such Letter of Credit, provided that each Letter of Credit shall bear a minimum commission of $500. Such commissions are payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Commitments are terminated or the Termination Date. The Agent shall retain one-eighth of one percent (1/8 of 1%) as an issuing fee and pay to the Lenders pro rata the remaining balance of the fee.

              (c) Upon each transfer of any Letter of Credit to a successor beneficiary in accordance with its terms, the Borrower shall pay the sum of $200 to the Agent for its own account.

              (d) Upon each drawing of any Letter of Credit, the Borrower shall pay to the Agent for its own account a negotiation fee of $100; provided that such fee shall not be a condition to any drawing.

              (e) Upon each amendment of any Letter of Credit, the Borrower shall pay the sum of $50 to the Agent for its own account.

              Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

              Section 2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as originally (or then) in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, endorsed by such Lender on the schedule attached to such Note or any continuation thereof. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Lender's Loan or affect the validity of such transfer by any Lender of its Note.

              Section 2.07  Prepayments.

              (a) Voluntary Prepayments. The Borrower may prepay the Loans upon not less than one (1) Business Day's prior notice to the Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Agent; provided, however, the Borrower shall pay the compensation called for in Section 5.05 hereof upon prepayment of any Eurodollar Loans, prior to the end of an Interest Period.

              (b) Borrowing Base. If the aggregate principal amount of the Loans and LC Exposure shall at any time exceed the lesser of (i) the Aggregate Maximum Credit Amounts and (ii) the Borrowing Base at such time (such condition being herein called an "overage"), the Borrower shall (subject to Sections 2.08 and 5.05 hereof) prepay Loans in an amount equal to the amount of such overage. Such prepayment shall be made no later than the date 30 days following the date on which such overage first occurred unless the Borrower shall theretofore have eliminated such overage (through a redetermination of the Borrowing Base as provided in Section 2.09 hereof) in a manner acceptable to the Agent and the Required Lenders, provided that if the Borrowing Base has decreased by reason of a sale, lease, transfer or other disposition of any Property of the Borrower or any other voluntary action taken by the Borrower, such prepayment shall be made on such earlier date or dates as the Required Lenders (through the Agent) may specify to the Borrower.

              (c) Threshold Amount. If the aggregate principal amount of the Loans shall on the first anniversary of the Closing Date exceed the Threshold Amount at such time, the Borrower shall (subject to Sections 2.08 and 5.05 hereof) immediately (without any grace period) prepay Loans in an amount equal to such excess. Notwithstanding any provision of this Agreement to the contrary, on any date after the first anniversary of the Closing Date, any reference in this Agreement or any of the other Loan Documents to the "Threshold Amount" shall be deemed to be a reference to the "Borrowing Base".

              (d) Excess Cash Flow. If at the end of any fiscal quarter of the Borrower (beginning with the quarter ending June 30, 1997) prior to the first anniversary of the Closing Date the aggregate principal amount of the Loans shall exceed the Threshold Amount (each such fiscal quarter, a "Specified Quarter"), then the Borrower shall (subject to Sections 2.08 and 5.05 hereof) prepay a principal amount of the Loans and accrued interest thereon in an aggregate amount equal to 100% of Excess Cash Flow for such specified quarter. Such prepayment shall be made no later than the date 30 days after the end of such specified quarter.

              (e) Any prepayment of principal of the Loans made pursuant to the clause (c) or (d) of this Section 2.07 or pursuant to Section 8.12 shall automatically reduce the Borrowing Base Amount, if applicable by the amount of such prepayment.

              (f) Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of Eurodollar Loans. Any prepayment may be reborrowed subject to the then effective Aggregate Commitments.

              Section 2.08 Minimum Amount Outstanding. Notwithstanding anything in Section 2.07 to the contrary, following the making of the initial Loan hereunder, the Borrower shall not, nor shall the Borrower be obligated to, prepay any Loan or Loans if, after giving effect to such prepayment, the aggregate principal amount of Loans outstanding would be less than $100 unless all Commitments of the Lenders have terminated or are terminated in conjunction therewith.

              Section 2.09 Borrowing Base and Threshold Amount Determinations and Computations.

              (a) Initial Amounts. The Borrowing Base in effect on the date of this Agreement is hereby determined to be $85,000,000, and the Threshold Amount in effect on the date of this Agreement is hereby determined to be $70,000,000. Except as otherwise provided herein, the Borrowing Base and the Threshold Amount shall remain at the respective amounts determined pursuant to the first sentence of this Section 2.09(a) until the date on which the Agent shall next establish the Borrowing Base and Threshold Amount (prior to the first anniversary of the Closing Date) as provided in Section 2.09(b) hereof or
Section 2.09(c) hereof.

              (b)    Scheduled Redeterminations.

                     (i) As promptly as practicable, but in any event within 30 days, following the receipt of any Reserve Report required to be delivered under Section 8.05, the Agent (in consultation with the Lenders) shall (A) redetermine the Borrowing Base and the Threshold Amount on the basis of such Reserve Report in the manner provided in clause (ii) of this Section 2.09(b),
(B) notify the Lenders of such redetermination and (C) if such redetermination is approved by the Required Lenders (provided that if any Lender fails to respond to the notification from the Agent delivered pursuant to clause (B) within 15 days of the delivery thereof, such Lender shall be deemed to have approved the proposed redetermination), notify the Lenders of the Borrowing Base and, if prior to the first anniversary of the Closing Date, the Threshold Amount as so redetermined. Such redetermined Borrowing Base and the Threshold Amount shall become effective on the date on which the Borrower receives written notice of the redetermined Borrowing Base or Threshold Amount, as applicable (or such later date as notified by the Agent to the Borrower and the Lenders) and shall remain effective until again redetermined pursuant to this Section 2.09. Each date on which a redetermination of the Borrowing Base or, if prior to the first anniversary of the Closing Date, the Threshold Amount becomes effective as provided in the preceding sentence is herein called a "Redetermination Date".

                     (ii) Each redetermination by the Agent of the Borrowing Base (and the Required Lenders' approval thereof) shall be made on the basis of parameters which may include the Present Value of Reserves attributable to the Borrower's Oil and Gas Properties as set forth in the related Reserve Report, as adjusted by the Agent with the approval of the Required Lenders, in its and their reasonable discretion, using the rates, factors, values, estimates, assumptions and computations set forth in such Reserve Report and any other relevant information or factors (such adjustments being herein called "Borrowing Base Assumptions").

                     (iii) Notwithstanding the foregoing clauses (i) and (ii), there shall be no scheduled redetermination of the Borrowing Base during the first year following the Closing Date.

              (c) Unscheduled Redeterminations. Not later than the date 45 days after (x) a request by the Borrower accompanied by a new Reserve Report (provided no more than 2 of such requests may be made by the Borrower in any fiscal year) or (y) any Redetermination Event, the Agent may (and (i) if requested by the Required Lenders or the Borrower as aforesaid or (ii) if such Redetermination Event is an event referred to in paragraph (b) of the definition of such term in Section 1.02 hereof, shall), by notice to the Borrower and the Lenders, re-establish the Borrowing Base and, if prior to the first anniversary of the Closing Date, the Threshold Amount, with the approval of the Required Lenders. In determining the Borrowing Base and, if prior to the first anniversary of the Closing Date, the Threshold Amount, pursuant to this Section 2.09(c), the Agent shall (with the approval of the Required Lenders) be entitled to give effect to the occurrence of any events or circumstances giving rise to or constituting the relevant Redetermination Event. Any determination of the Borrowing Base following a Redetermination Event referred to in paragraph (d) of the definition of such term in Section
1.02 hereof shall be made by the Agent and the Required Lenders in their sole discretion based on such factors as they deem relevant. The effective date of the redetermined Borrowing Base and Threshold Amount, if applicable, shall be established in accordance with
Section 2.09(b) hereof, provided that no Reserve Report shall be required for a determination of the Borrowing Base following a Redetermination Event referred to in paragraph (d) of the definition of such term in Section 1.02 hereof. Notwithstanding the foregoing, there shall be no redetermination of the Borrowing Base under this clause during the first year following the Closing Date other than with respect to a Redetermination Event referred to in paragraphs (c) or (e) of the definition of such term in Section 1.02 hereof.

              (d) The Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not Mortgaged Property or such Property is not assignable.

              Section 2.10 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

              Section 2.11 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Agent (except in the case of gross negligence or willful misconduct on the part of the Agent or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Agent's control or the control of the Agent's correspondents. In addition, neither the Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Agent's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Agent and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Agent or by any correspondent for the Agent in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Agent or its correspondents under any resulting liability to the Borrower.

              Section 2.12  Obligation to Reimburse and to Prepay.

              (a) If a disbursement by the Agent is made under any Letter of Credit, the Borrower shall pay to the Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Agent under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.12 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments;
(iii) the existence of any claim, setoff, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Agent under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

       Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Agent, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Agent of any payment made by the Agent in connection with such gross negligence or willful misconduct or (ii) in cases where the Agent makes payment to the named beneficiary of a Letter of Credit.

              (b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Sections 2.07(a), (b), (c) or (d) hereof or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure shall be deemed to be forthwith due and owing by the Borrower to the Agent and the Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of setoff, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Agent on behalf of the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to the Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

              (c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Agent an amount equal to such Lender's Percentage Share of any disbursement made by the Agent under any Letter of Credit that is not reimbursed according to this Section 2.12.


                                  ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

              Section 3.01 Repayment of Loans. The Borrower will pay to the Agent, for the account of each Lender, the principal payments required by this
Section 3.01. On or before the Termination Date, the Borrower shall pay the principal outstanding and accrued but unpaid interest under the Notes.

              Section 3.02  Interest.

              (a) The Borrower will pay to the Agent, for account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

              (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

              (ii) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Fixed Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

              (b) Notwithstanding the foregoing, to the fullest extent permitted by law, the Borrower will pay to the Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of all Loans made by the Lenders and on any other amount payable by the Borrower hereunder, under any Security Instrument, or under any Note held by such Lender to or for account of such Lender, when and so long as any Loan shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

              (c) Accrued interest on Base Rate Loans shall be payable quarterly commencing on the last day of each Quarterly Date commencing on April 1, 1997, and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

              (d) Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.


                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

              Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Agent at such account as the Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. New York time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim.

Each payment received by the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender, in immediately available funds. Except as provided in clause (ii) of the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Agent of any principal of or interest on any borrowing, the Borrower shall notify the Agent of the Loans to which such payment shall apply. In the absence of such notice, the Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

              Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 shall be made from the Lenders pro rata in accordance with their Percentage Share, and each payment of fees under Section 2.04(a) and
Section 2.04(b) shall be made for account of the Lenders pro rata in accordance with their Percentage Share; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Agent or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

              Section 4.03 Computations. Interest on Eurodollar Loans and Base Rate Loans not based upon the Prime Rate and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans based upon the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

              Section 4.04 Non-receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until but excluding the date the Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

              Section 4.05  Set-off, Sharing of Payments, Etc.

              (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Letters of Credit or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

              (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may
be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
Section 4.05 to share the benefits of any recovery on such secured claim.

              Section 4.06  Taxes.

              (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

              (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Security Instrument (hereinafter referred to as "Other Taxes").

              (c) Indemnification. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS
SECTION 4.06) PAID BY SUCH LENDER OR THE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WERE NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGENT AND/OR ANY LENDER SEEKING INDEMNIFICATION PURSUANT TO

THIS SECTION 4.06(C) SHALL GIVE THE BORROWER WRITTEN NOTICE OF SUCH CLAIM PROMPTLY UPON LEARNING OF THE EVENT OR CONDITION GIVING RISE TO SUCH TAX OR OTHER TAX BEING DUE (OR PROMPTLY UPON RECEIPT OF AN ASSESSMENT TO PAY SUCH TAX OR OTHER TAX); PROVIDED THAT THE FAILURE TO GIVE SUCH NOTICE SHALL NOT AFFECT THE AGENT'S OR SUCH LENDER'S RIGHT TO INDEMNIFICATION. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER OR THE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER OR THE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER OR THE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER HEREUNDER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY
(30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER OR THE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS ANY PENALTIES, INTEREST OR OTHER CHARGES WHICH SUCH LENDER OR THE AGENT MAY BE REQUIRED TO PAY WITH RESPECT THERETO) TO SUCH LENDER OR THE AGENT IN THE EVENT SUCH LENDER OR THE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

              (d)    Lender Representations.

              (i) Each Lender represents that it is either (1) a corporation organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification, it will deliver to the Borrower and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the Borrower or the Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

              (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

              (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

              Section 4.07 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower unto and in favor of the Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Until the occurrence of an Event of Default, the Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Agent, but the Lenders will instead permit such proceeds to be paid to the Borrower.


                                   ARTICLE V

                       ADDITIONAL COSTS, CAPITAL ADEQUACY

              Section 5.01  Additional Costs.

              (a) Eurodollar Regulations, etc. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it reasonably determines are attributable to its making or maintaining of any Eurodollar Loans hereunder or its issuance or participation in any Letters of Credit hereunder or its obligation to make any Eurodollar Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such Eurodollar Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than the Reserve Requirement utilized in the determination of the Fixed Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender (including any of such Eurodollar Loans or any deposits referred to in the definition of "Fixed Eurodollar Rate" in Section 1.02 hereof), or the Commitment or Loans of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans. Each Lender will notify the Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

              (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the Eurodollar interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

              (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Note, its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement.
Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

              (d) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to the Borrower and the Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

              Section 5.02 Limitation on Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Eurodollar Rate for any Interest Period:

              (i) the Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Eurodollar Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

              (ii) the Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Fixed Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

              Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

              Section 5.04  Base Rate Loans Pursuant to Sections 5.01, 5.02 and
5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

              Section 5.05 Compensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

              (i) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Loan; or

              (ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

              Section 6.01  Initial Funding.

              The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agent and the Lenders of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Agent in form and substance:

              (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

              (b) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower in such jurisdictions as the Agent may reasonably request.

              (c) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer of the Borrower, and dated as of the date of the Initial Funding.

              (d)    This Agreement and the Notes, duly completed and executed.

              (e) The Security Instruments described on Exhibit E (including, without limitation, guaranty agreements of each of the Guarantors), duly completed and executed in sufficient number of counterparts for recording, if necessary.

              (f)    (i)    An opinion of Fellers, Snider, Blankenship, Bailey
& Tippens, P.C., special counsel to the Borrower, substantially in the form of Exhibit D hereto.

                     (ii) An opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. substantially in the form of Exhibit D1 hereto.

                     (iii) A reliance letter from Derrick & Briggs substantially in the form of Exhibit D2 hereto.

              (g) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section
7.20 hereof.

              (h) Such title information as the Agent may require concerning the status of title to the Oil and Gas Properties included in the Initial Reserve Report.

              (i) A list of all purchasers of Hydrocarbons produced from the Oil and Gas Properties for each purchaser listed on Schedule 6.01(i).

              (j) Such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

              Section 6.02 Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) no Material Adverse Effect shall have occurred; and (iii) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary. Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

              Section 6.03 Conditions Relating to Letters of Credit. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) hereof is subject to the following conditions precedent:

              (a) At least three (3) Business Days prior to the date of the issuance and at least thirty (30) Business Days prior to the date of the renewal, extension or reissuance of each Letter of Credit, the Agent shall have received a written request for a Letter of Credit.

              (b) Each of the Letters of Credit shall (i) be issued by the Agent, (ii) contain such terms and provisions as are reasonably required by the Agent, (iii) be for the account of the Borrower and (iv) expire not later than two (2) days before the Termination Date.

              (c) The Borrower shall have duly and validly executed and delivered to the Agent a Letter of Credit Agreement pertaining to the Letter of Credit.

              Section 6.04 Conditions Relating to Loans to Finance the Texaco Acquisition or Other Acquisition. The obligation of the Lenders to make Loans to the Borrower in excess of the Threshold Amount is subject to the further conditions preceding that:

              (a) Borrower shall have entered into a Purchase Agreement with Texaco, IN FORM AND SUBSTANCE SATISFACTORY TO THE AGENT (the "Texaco Purchase Agreement").

              (b) Simultaneously with such funding the Borrower shall have purchased the Texaco Property, THE BORROWER'S TITLE TO TEXACO'S UNDIVIDED 50% INTEREST IN THE WEST COTE BLANCHE BAY FIELD SHALL BE SATISFACTORY TO THE MAJORITY LENDERS and the Borrower shall have complied with Section 8.07 with respect to such Texaco Properties.

              (c) In the alternative, in the event conditions (a) and (b) above are not met the Borrower shall have consummated an Other Acquisition and shall have complied with Section 8.07 or taken other similar action satisfactory to the Majority Lenders.

              (d)    The conditions stated in this Section 6.04(a) and (b) or
(c) shall have been satisfied on or before 120 days following the Closing Date.


                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

       The Borrower represents and warrants to the Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in
Section 6.02):

              Section 7.01  Corporate Existence.  Each of the Borrower and each
Subsidiary: (i) is a Person duly formed, legally existing and in good standing under the laws of the jurisdiction of its formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

              Section 7.02 Financial Condition. The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at September 30 1996 and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the interim period ended on said date are complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said date and the results of its operations for the interim period ended on said date, all in accordance with GAAP, as applied on a consistent basis. Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet.

Since December 31, 1995, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

              Section 7.03  Litigation.  Except as disclosed to the Lenders in
Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary which involves the possibility of any judgment or liability against the Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

              Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

              Section 7.05 Authority. The Borrower and each Subsidiary have all necessary corporate power and authority to execute, deliver and perform its obligations under the Loan Documents which it is a party; and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium or other similar laws generally affecting creditors' rights and general principles of equity.

              Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Subsidiary of this Agreement, the Notes, or the Security Instruments to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

              Section 7.07 Use of Loans. The proceeds of the Loans shall be used to purchase the Texaco Properties and/or the Borrower's general corporate purposes, including, without limitation, the exploration, acquisition and development of direct oil and gas interests and the acquisition of Persons owning direct oil and gas interests. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock (except the WRT Energy Corporation 13 7/8% Senior Notes listed in Schedule 9.03 hereof).

              Section 7.08  ERISA.

              (a) The Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

              (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

              (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

              (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

              (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

              (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

              (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

              (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six-year period sponsored, maintained or contributed to, any Multiemployer Plan.

              (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

              Section 7.09 Taxes. Except as set out in Schedule 7.09, each of the Borrower and its Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

              Section 7.10  Titles, etc.

              (a) Except as set out in Schedule 7.10, the Borrower has marketable title in accordance with industry standards to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section 9.02. Except as set forth in Schedule 7.10, after giving full effect to the Excepted Liens, the Borrower owns the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the Initial Reserve Report is true and correct in all material respects as of the date thereof.

              (b) All material leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

              (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its

Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

              (d) All of the assets and Properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

              (e) As of the Closing Date, Oil and Gas Properties, representing not less than 95% of the discounted net present value of all of the Borrower's Oil and Gas Properties, are subject, except for Excepted Liens and Liens permitted by Section 9.02, to a first priority mortgage Lien in favor of the Agent for the benefit of the Lenders.

              (f) Following the Borrower's acquisition of the Texaco Property or Other Acquisition, the representations contained in this Section
7.10 shall be true and correct with respect to such Texaco Property or Properties acquired pursuant to the Other Acquisition.

              Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

              Section 7.12 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

              Section 7.13 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              Section 7.14 Subsidiaries and Partnerships. Except as set forth on Schedule 7.14, the Borrower has no Subsidiaries and has no interest in any partnerships (other than tax partnerships which are not partnerships under applicable state law). The Borrower owns the equity interests in each Subsidiary and partnership that are specified in Schedule 7.14.

              Section 7.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary is set forth in Schedule 7.14.

              Section 7.16  Environmental Matters.  Except (i) as provided in
Schedule 7.16 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

              (a) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

              (b) Without limitation of clause (a) above, no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

              (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

              (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

              (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

              (f) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

              (g) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

              Section 7.17 Gas Imbalances. As of the Closing Date, except as set forth on Schedule 7.17 or on the most recent certificate delivered pursuant to Section 8.05(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Oil and Gas Properties which would require the Borrower to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 500,000 mcf of gas in the aggregate.

              Section 7.18 Defaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

              Section 7.19 Compliance with the Law. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Properties are subject to having allowable production reduced below the full and regular allowable production (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date, (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Property (or, in the case of wells located on properties unitized therewith, such unitized properties) and (iii) all royalties have been timely paid.

              Section 7.20 Insurance. Schedule 7.20 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.20 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.20 identifies all material risks, if any, which the Borrower and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

              Section 7.21 Restriction on Liens. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets of Properties.

              Section 7.22 Bonray. Acquisition Drilling, Inc. ("ADI"), a Delaware corporation, and wholly owned Subsidiary of the Borrower has been merged with and into Bonray pursuant to the Agreement and Plan of Merger dated January 6, 1997 between the Borrower, ADI and Bonray and Bonray is now a wholly owned Subsidiary of the Borrower and all of the capital stock of Bonray has been deregistered under the Securities Exchange Act of 1934 and such stock is not a "margin" stock within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System.

              Section 7.23 Value of WRT Notes. The 13-7/8% Senior Notes of WRT Energy Corporation due 2002 described in Schedule 9.03 hereto have a value of less than 10% of the value of the assets of the Borrower subject to Section 9.02.

                                  ARTICLE VIII

                             AFFIRMATIVE COVENANTS

       The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

              Section 8.01 Reports. The Borrower shall deliver, or shall cause to be delivered, to the Agent with sufficient copies of each for the
Lenders:

              (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

              (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period (which may be in the form of the Borrower's report on Form 10-Q filed with the SEC for such period, to the extent subsumed therein), and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments and the inclusion only of abbreviated footnotes as permitted by Form 10-Q).

              (c) Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

              (d) Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter or report.

              (e) Promptly upon its becoming available and in any event within fifteen (15) days of submission, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

              (f) Promptly after the furnishing thereof, copies of any statement, report or notice furnished to or by any Person pursuant to the terms of any material indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

              (g) From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

              (h) Concurrently with the delivery of the financial statements described in Sections 8.01(a) and (b), the Borrower will furnish to the Agent a revised list of purchasers of Hydrocarbons produced from the Oil and Gas Properties, as of the last day of the fiscal quarter immediately preceding such delivery date.

              (i) Concurrently with the submission of the Reserve Reports required by Section 8.05, the Borrower shall furnish to the Agent a "Capital Budget Report" denoting budgeted capital expenditures in excess of $500,000 for the next twelve (12) month period.

The Borrower will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer
(i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.12, 9.13 and 9.14 as of the end of the respective fiscal quarter or fiscal year.

              Section 8.02 Litigation. The Borrower shall promptly give to the Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect, and (ii) of any litigation or proceeding against or adversely affecting the Borrower or any Subsidiary in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles) and for which the insurer has not assumed the defense, or in which injunctive or similar relief is sought, except proceedings which, if adversely determined, would not have a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $100,000.

              Section 8.03  Maintenance, Etc.

              (a) The Borrower shall and shall cause each Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

              (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Agent and, if requested, will furnish the Agent and the Lenders copies of the applicable policies.

              (c) The Borrower will, at its own expense, and will cause each Subsidiary to, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (except for normal wear and tear) all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to the Oil and Gas Properties; (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties;
(iii) do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect to each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties and prevent any forfeiture thereof or a default thereunder, except (A) to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and (B) for dispositions permitted by Section 9.15 hereof. The Borrower will operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance in all material respects with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

              (d) The Borrower will do or cause to be done such development work as may be reasonably necessary to the prudent and economical operation of the Oil and Gas Property in accordance with the most approved practices of operators in the industry, including all to be done that may be appropriate to protect from diminution the productive capacity of the Oil and Gas Property and each producing well thereon including, without limitation, cleaning out and reconditioning each well from time to time, plugging and completing at a different level each such well, drilling a substitute well to conform to changed spacing regulations and to protect the Oil and Gas Property against drainage whenever and as often as is necessary.

              Section 8.04  Environmental Matters.

              (a) The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower and its Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to
Section 103
of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

              (b) The Borrower will promptly notify the Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

              (c) Upon the request of the Agent following consultation with the Borrower, the Borrower will have a Phase I environmental assessment conducted before the acquisition of any producing Oil and Gas Properties, pipelines, gas processing plants or other real property and fixtures by a recognized environmental consultant reasonably acceptable to the Agent, and will promptly provide a copy of such report to the Agent before completion of such acquisition. Also before the completion of such acquisition, the Borrower will provide to the Agent a plan, including a timetable, in form and substance reasonably satisfactory to the Agent, addressing the implementation of the recommendations contained in such environmental assessment. With the delivery of each quarterly certificate required by Section 8.01, the Borrower will deliver to the Agent a report summarizing the status of its compliance with each such environmental assessment.

              Section 8.05  Engineering Reports.

              (a) By February 14 and August 14 of each year commencing February 14, 1997, the Borrower shall furnish to the Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower as of January 1 or July 1 of such year. The Reserve Report due each February 14 shall be prepared by Degolyer and McNaughton or other certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Agent, such acceptance not to be unreasonably withheld, and the Reserve Report due each August 14 shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the Reserve Report due each February 14.

              (b) In the event of an unscheduled redetermination, the Borrower shall furnish to the Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Agent (or as requested by the Lenders pursuant to Section 2.09(c), the Borrower shall provide such Reserve Report with an "as of" date as required by the Majority Lenders as soon as possible, but in any event no later than 30 days following the receipt of the request by the Agent.

              (c) With the delivery of each Reserve Report, the Borrower shall provide to the Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower owns marketable title in accordance with industry standards to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Excepted Liens and that the Borrower has created or allowed to be created no new Liens on its Oil and Gas Properties except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination, except as permitted pursuant to Section 9.15 as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report, (vi) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower from its Oil and Gas Properties, (vii) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property and (viii) any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change.

              (d) As soon as available and in any event contemporaneous with the delivery of the each Reserve Report, the Borrower shall provide production reports and general and administrative cost summaries by lease for its Oil and Gas Properties, which reports shall include quantities or volume of production, revenue, realized product prices, operating expenses, taxes, capital expenditures and lease operating costs which have accrued to the Borrower's accounts in such period, and such other information with respect thereto as the Agent may require.

              Section 8.06  Title Information.

              (a) On or before the delivery to the Agent and the Lenders of each Reserve Report required by Section 8.07(a), the Borrower will provide the Agent with current title opinions covering the Oil and Gas Properties having a value in excess of $100,000, if any, evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report and which the Borrower has designated for inclusion in the calculation of the Borrowing Base.

              (b) The Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by such information delivered pursuant to
Section 8.06(a), or substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens covering Mortgaged Properties of an equivalent value, within 60 days after a request by the Agent or the Lenders to cure such defects or exceptions. If the Borrower is unable to cure any title defect requested by the Agent or the Lenders to be cured within the 60-day period, such default shall not be a Default or an Event of Default, but instead such Property shall remain excluded from the Borrowing Base until such time as title is satisfactory to the Agent.

              (c) Upon the discovery of any title defect or exception which is not an Excepted Lien, the Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Agent or the Lenders. To the extent that the Agent or the Lenders are not satisfied with title to any Mortgaged Property, the Agent may, without regard to the expiration of the 60-day period described in Section 8.06(b), send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount equal to the value of such Property as set forth in the most recent Reserve Report.
This new Borrowing Base shall become effective immediately after receipt of such notice. Such reduction to the Borrowing Base may be reinstated if, at any time thereafter, such title defect or exception is corrected to the reasonable satisfaction of the Agent and the Lenders.

              Section 8.07  Additional Collateral.

              (a) Should the Borrower acquire any additional Oil and Gas Properties having a value in excess of $100,000, the Borrower will grant to the Agent as security for the Indebtedness a first-priority Lien interest (subject only to Liens permitted by Section 9.02) on the Borrower's interest in any Oil and Gas Properties not already subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

              (b) Concurrently with the granting of the Lien or other action referred to in Section 8.07(a) above, the Borrower will provide to the Agent
(i) title information in form and substance satisfactory to the Agent in its sole discretion with respect to the Borrower's interests in such Oil and Gas Properties and (ii) information reasonably satisfactory to the Agent and Majority Lenders establishing that such Properties are in compliance with Environmental Laws.

              Section 8.08 Further Assurances. The Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments, including this Agreement. The Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary in the Security Instruments, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

              Section 8.09 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

              Section 8.10  [DELETED]

              Section 8.11 ERISA Information and Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer
Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

              Section 8.12 Application of Certain Sale Proceeds. So long as the Borrowing Base is in excess of the Threshold Amount, the Borrower shall immediately repay the Loans by the amount, not to exceed such excess, of (i) proceeds from Dispositions permitted by Section 9.16 hereof, (ii) proceeds received by the Borrower from issuance of Debt permitted by Section 9.01(h) and
(iii) proceeds received from the sale of equity securities.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

       The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

              Section 9.01 Debt. Neither the Borrower nor any Subsidiary will incur, create, assume or suffer to exist any Debt, except:

              (a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

              (b) Debt of the Borrower existing on the Closing Date which is reflected in the Financial Statements or is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof;

              (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

              (d) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

              (e) Debt, in form and substance customary for Debt of such type and otherwise reasonably satisfactory to the Agent, associated with Hedging Agreements which may be entered into after the Closing Date that are traded on exchanges or that are with the Agent (or any Affiliate of the Agent) or such other Person as the Agent may approve in writing; provided that (i) such Hedging Agreements are being used by the Borrower to hedge expected potential fluctuations of the price of oil and gas or for other business purposes and not for speculation and (ii) the aggregate amount (including the notional amount of notional amount contracts) of all such Hedging Agreements shall not exceed 50% of the Borrower's projected oil and gas production for any year;

              (f) At such time as the Borrowing Base is equal to the Threshold Amount, Debt of Bonray or any Subsidiary not existing on the date hereof (other than a Subsidiary which acquires the Texaco Property or the Property of any Other Acquisition, directly or indirectly), on terms reasonably acceptable to the Agent, for which the Person to whom such Debt is owed has no recourse to such Subsidiary (whether as a primary or secondary obligor) for the payment thereof except to the Property securing such Debt; provided, however that such Property is not Property owned by the Borrower, any Subsidiary existing on the date hereof (other than Bonray), or any other Subsidiary which acquires the Texaco Property or the Property of any Other Acquisition, directly or indirectly

              (g) Debt, resulting from the prepayment to the Borrower for well costs, which Debt is incurred, pursuant to joint operating agreements or drilling contracts entered into in the ordinary course of the Borrower's business; and

              (h) Subordinated Debt not to exceed $100,000,000 in the aggregate.

              Section 9.02 Liens. Except as provided in Section 9.20 below, neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

              (a)    Liens securing the payment of any Indebtedness;

              (b)    Excepted Liens;

              (c)    Liens disclosed on Schedule 9.02; and

              (d) Liens on cash or securities of the Borrower securing the Debt described in Section 9.01(d) or on Property securing Debt permitted by
Section 9.01(f).

              Section 9.03 Investments, Loans and Advances. Neither the Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

              (a) investments, loans or advances reflected in the Financial Statements and which are disclosed to the Lenders in Schedule 9.03;

              (b) investments by the Borrower in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto;


              (c) accounts receivable arising out of the sale of Hydrocarbons, other assets or services in the ordinary course of business;

              (d) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

              (e) commercial paper maturing within one year from the date of creation thereof rated in one of the two highest grades by Standard & Poors Corporation or Moody's Investors Service, Inc.;

              (f) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other lender or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or lender or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Ratings Group, a division of McGraw-Hill, Inc., or Moody's Investors Service, Inc., respectively;

              (g) deposits in money market funds investing exclusively in investments described in Sections 9.03(d), 9.03(e) or 9.03(f);

              (h) investments in joint ventures, partnerships, Subsidiaries or other Persons which in the aggregate do not exceed $750,000 at any time;

              (i) purchases of mechanics and materialmen's liens against properties of WRT Energy Corporation, not listed in Schedules 9.03, the aggregate purchase price of which does not exceed $500,000; and

              (j) purchases of seven (7) unites of PLC Energy Data Company L.L.C., the aggregate purchase price of which does not exceed $54,600.

              Section 9.04 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders; provided that the Borrower may, during any twelve month period, so long as no Default or Event of Default has occurred and is continuing or would result from such dividend, and so long as the Borrowing Base does not exceed the Threshold Amount, declare and pay dividends in an aggregate amount not to exceed 25% of Net Income generated by the Borrower and its Consolidated Subsidiaries during such twelve month period.

              Section 9.05 Sales and Leasebacks. Except for such transactions which in the aggregate do not exceed $100,000, neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

              Section 9.06 Nature of Business. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company and drilling contractor but may not acquire more drilling rigs without permission of the Majority Lenders.

              Section 9.07 Limitation on Leases. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases but excluding leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to all such leases or lease agreements to exceed $300,000 in any period of twelve consecutive calendar months during the life of such leases.

              Section 9.08 Mergers, Etc. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person; provided that any Subsidiary may merge with or transfer all or substantially all of its assets (i) to any other Subsidiary or (ii) to the Borrower (with the Borrower being the surviving corporation).

              Section 9.09 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause the Notes or any of the Security Instruments, including this Agreement, to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

              Section 9.10 ERISA Compliance. The Borrower will not at any time:

              (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

              (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

              (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

              (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

              (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

              (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

              (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

              (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

              (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

              (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

              Section 9.11 Sale or Discount of Receivables. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

              Section 9.12 Current Ratio. The Borrower will not permit its Current Ratio to be less than 1.0 to 1.0 at any time. As used in this Section 9.12, "Current Ratio" shall mean, as of any time, the ratio of (i) current assets at such time plus the unused portion of the Commitment having a maturity of greater than one year from the date of determination, minus the sum of (A) prepaid expenses at such time, (B) advance payments on wells at such time, (C) the aggregate book value of all of the Borrower's assets held for sale, to (ii) current liabilities at such time.

              Section 9.13 Tangible Net Worth. The Borrower will not permit its Tangible Net Worth to be less at any time than an amount equal to (i) $60,000,000, plus (ii) 75% of Net Income (but not any net loss) generated by the Borrower and its Consolidated Subsidiaries during the period commencing on December 31, 1996 through the date of determination, plus (iii) 75% of the net cash proceeds of any issuance of equity securities or securities converted into equity.

              Section 9.14 Debt to Cash Flow Coverage. The Borrower will not permit its Cash Flow Coverage Ratio as of the end of any fiscal quarter of the Borrower (calculated quarterly as of the last day of each fiscal quarter) to be greater than 4.5 to 1.0 during fiscal year 1997 and 3.5 to 1.0 for during any fiscal year thereafter. For the purposes of this Section 9.14, "Cash Flow Coverage Ratio" shall mean, as of the last day of any fiscal quarter, for the Borrower, the ratio of (i) Debt at such time, excluding current trade payables and deferred taxes at such time, to (ii) Cash Flow plus interest expense.

              Section 9.15 Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio for any fiscal quarter of the Borrower (calculated quarterly as of the last day of each fiscal quarter) to be less than 2.0 to 1.0 during fiscal year 1997 and 3.0 to 1.0 during any fiscal year thereafter. For purposes of this Section 9.15, "Interest Coverage Ratio" shall mean, as of the last day of any fiscal quarter, for the Borrower, the ratio of
(i) Cash Flow plus Interest Expense to (ii) Interest Expense.

              Section 9.16 Sale of Oil and Gas Properties or Other Assets. Neither the Borrower nor any Subsidiary will sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property or any material asset except for: (i) sales of Hydrocarbons in the ordinary course of business; (ii) farmouts of undeveloped acreage and assignments in connection with such farmouts; and (iii) during any 12-month period, sales in the ordinary course of business of Oil and Gas Properties or other assets which do not have a market value in excess of $500,000 in the aggregate.

              Section 9.17 Environmental Matters. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under, any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

              Section 9.18 Transactions with Affiliates. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

              Section 9.19 Subsidiaries and Partnerships. Without the prior written consent of the Agent, which consent will not be unreasonably withheld, the Borrower shall not create or acquire any additional Subsidiaries or other Persons (other than tax law partnerships which are not partnerships under applicable state law) and Borrower will not permit any Subsidiary to issue securities to any Person other than the Borrower.

              Section 9.20 Negative Pledge Agreements. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

              Section 9.21 Derivative and Similar Agreements. Neither the Borrower nor any Subsidiary will purchase, incur, assume or enter into any derivative or other similar obligations other than Hedging Agreements being used by the Borrower to hedge expected potential fluctuations of the price of oil and gas or for other business purposes and not for speculation and the aggregate amount (including the notionable amount of notion amount contracts) of all such Hedging Agreements shall not exceed 50% of the Borrower's projected oil and gas production for any year.

              Section 9.22 Issuance of Securities. The Borrower will not issue any securities other than (subject to Section 8.12) equity securities and/or Subordinated Debt.

              Section 9.23 Capital Expenditures. So long as the Borrowing Base is in excess of the Threshold Amount the Borrower and its Subsidiaries will not incur Capital Expenditures in the aggregate in any fiscal year of the Borrower in excess of the sum of (i) scheduled Capital Expenditures (excluding capitalized interest and general and administrative expenses) for the current fiscal year as set forth in the most recently delivered Reserve Report and (ii) $5,000,000.


                                   ARTICLE X

                          EVENTS OF DEFAULT; REMEDIES

              Section 10.01 Events of Default. One or more of the following events shall constitute an Event of Default:

              (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument; or

              (b) the Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $100,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

              (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

              (d) the Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Agent or any Lender (through the Agent), or (ii) the Borrower otherwise becoming aware of such default; or

              (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

              (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

              (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

              (h) a judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

              (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

              (j) The Borrower discontinues its usual business or there is any material change in the ownership of the Borrower; or

              (k) Any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof; or

              (l) An event or events shall occur having a Material Adverse Effect; or

              (m) Any Letter of Credit becomes the subject matter of any order, judgment, injunction or any other such determination or if the Borrower or any other Person shall petition or apply for or obtain any order, which, in either case, has the effect of extending the Lenders' liability under any Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Agent.

              (n) The occurrence of a Change of Control with respect to the Borrower.

              Section 10.02  Remedies.

              (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (k) to the extent it relates to clauses (e), (f) or (g), the Agent may and, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of and the accrued interest on the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.11(b) hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

              (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (k) to the extent it relates to clauses (e), (f) or (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.11(b) hereof) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

              (c) Upon the acceleration of the maturity of the Notes, the Agent, on behalf of the Lenders, may pursue any and all rights and remedies specified in the Loan Documents.

              (d) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Agent to secure the LC Exposure; and, any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.


                                   ARTICLE XI

                                   THE AGENT

              Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, the Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07, shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and
(iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Agent. The Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

              Section 11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent.

              Section 11.03 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Agent shall give each Lender prompt notice of each such payment Default.

              Section 11.04  Rights as a Lender.   With respect to its
Commitments and the Loans made by it and its participation in the issuance of a Letter of Credit, Chase (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and Chase and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

              Section 11.05 Indemnification. THE LENDERS AGREE TO INDEMNIFY THE AGENT RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF: (A) THIS AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER); OR (B) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENT, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT.

              Section 11.06 Non-Reliance on Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

              Section 11.07 Action by Agent. Except for action or other matters expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders and any action taken or failure to act pursuant thereto by the Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

              Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of such appointment hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.


                                  ARTICLE XII

                                 MISCELLANEOUS

              Section 12.01 Waiver. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

              Section 12.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the other Loan Documents; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

              Section 12.03 Payment of Expenses, Indemnities, etc. The Borrower agrees:

              (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel, for the Agent and any of the Lenders); and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

              (b) INDEMNIFY THE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT, THE NOTES, AND THE OTHER SECURITY INSTRUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN THIS AGREEMENT OR THE OTHER SECURITY INSTRUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT,

OR (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NONCOMPLIANCE, NONDELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATE(S), OR (VIII) ANY OTHER ASPECT OF THIS AGREEMENT, THE NOTES AND THE SECURITY INSTRUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDER AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

              (c) INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF ITS PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF ITS PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER SECURITY INSTRUMENT, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 12.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

              (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

              (e) In the case of any indemnification hereunder, the Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

              (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

              (g) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

              (h)    The Borrower shall pay any amounts due under this Section
12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

              Section 12.04 Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the maturity of the Loans, the Termination Date, increases the Aggregate Maximum Credit Amounts, modifies the Borrowing Base, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases any guarantor of the Indebtedness or releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects
Section 2.03, this Section 12.04 or Section 12.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the consent of the Agent.

              Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

              Section 12.06  Assignments and Participations.

              (a) The Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Agent.

              (b) Any Lender may, upon the written consent of the Agent (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit F (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $1,000,000 or such lesser amount to which the Borrower has consented, and (ii) the assignee or assignor shall pay to the Agent a processing and recordation fee of $2500 for each assignment. Any such assignment will become effective upon the execution and delivery to the Agent of the Assignment and the consent of the Agent. Promptly after receipt of an executed Assignment, the Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

              (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this
Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Indebtedness or extend the Termination Date, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments, Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Indebtedness or release all or substantially all of the collateral (except as expressly provided in the Loan Documents) supporting any of the Commitments, the Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the

Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

              (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15 hereof.

              (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

              (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

              Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any of the Loan Documents.

              Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

              Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

              Section 12.10  Survival. The obligations of the parties under
Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent and the Lenders to effect such reinstatement.

              Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

              Section 12.12 No Oral Agreements. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              Section 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

              (a) THIS AGREEMENT AND THE NOTES (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

              (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE PARTIES FROM OBTAINING JURISDICTION OVER OTHER PARTIES IN ANY COURT OTHERWISE HAVING JURISDICTION.

              Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.
If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section.

              Section 12.15  Confidentiality.   In the event that the Borrower
provides to the Agent or the Lenders written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential", the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Lenders breaching their obligation of confidence to the Borrower,
(iii) are previously known by the Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

              Section 12.16 Effectiveness. This Agreement shall not be effective until the date (the "Effective Date") that it is delivered to the Agent in the State of New York and executed by the Agent in such state.

              Section 12.17 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS

RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

              The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


BORROWER:                             DLB OIL & GAS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      Address for Notices:

                                      1601 Northwest Expressway
                                      Suite 700
                                      Oklahoma City, Oklahoma  73118-1401

                                      Telecopier No.:   (405) 848-8808
                                      Telephone No.:    (405) 848-9449
                                      Attention:        Ronald D. Youtsey






                               [Signature Page 1]

THE AGENT
and LENDER:                           THE CHASE MANHATTAN BANK


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                      Address for Notices:

                                      The Chase Manhattan Bank
                                      One Chase Manhattan Plaza, 3rd Floor
                                      New York, New York  10081

                                      Telecopier No.:   (212) 552-1687
                                      Telephone No.:    (212) 552-1674
                                      Attention:        Martha Fetner

                                      Lending Office for Base Rate and
                                      Eurodollar Loans:

                                      The Chase Manhattan Bank
                                      One Chase Manhattan Plaza, 3rd Floor
                                      New York, New York  10081

                                      Telecopier No.:   (212) 552-5777
                                      Telephone No.:    (212) 552-7903
                                      Attention:        Loan & Agency Services

                                      With a copy to:

                                      Texas Commerce Bank National Association
                                      2200 Ross Avenue, 3rd Floor
                                      Dallas, Texas  75201

                                      Telecopier No.:   (214) 965-2389
                                      Telephone No.:    (214) 965-2540
                                      Attention:        Donna J. German






                               [Signature Page 2]

LENDER                                BANK OF OKLAHOMA, N.A.


                                      By:
                                         ---------------------------------------
                                      Name:  John N. Huff
                                      Title: Vice President-Energy Banking

                                      Lending Office for Base Rate and
                                      Eurodollar Loans and Address for Notices:

                                      Bank of Oklahoma, N.A.
                                      Robinson at Robert S. Kerr Avenue
                                      Oklahoma City, OK  73124

                                      Telecopier No.:   (405) 272-2588
                                      Telephone No.:    (405) 272-2028
                                      Attention:        John N. Huff






                               [Signature Page 3]

                                   EXHIBIT A

                                  FORM OF NOTE


$____________                                                ____________, 199__


       FOR VALUE RECEIVED, DLB OIL & GAS, INC., an Oklahoma corporation (the "Borrower"), hereby promises to pay to the order of __________________________ (the "Lender"), at the Principal Office of THE CHASE MANHATTAN BANK (the "Agent"), at 270 Park Avenue, New York, New York 10017, the principal sum of _____________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

       The date, amount, Type, interest rate and Interest Period of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

       This Note is one of the Notes referred to in the Credit Agreement dated as of March 5, 1997 among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Agent, and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

       This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to the Note.

       THIS NOTE (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND
ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.



                                           DLB OIL & GAS, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT B

                                    FORM OF

                 BORROWING, CONTINUATION AND CONVERSION REQUEST



       DLB OIL & GAS, INC., an Oklahoma corporation (the "Borrower"), pursuant to the Credit Agreement dated as of March 5, 1997 (together with all amendments or supplements thereto being the "Credit Agreement") among the Borrower, THE CHASE MANHATTAN BANK, individually and as Agent for the lenders (the "Lenders") which are or become parties thereto, and such Lenders, hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

[ ]    1.     Loans:

       (a)    Aggregate amount of new Loans to be $________________;

       (b)    Requested funding date is _____________, 199__;

       (c)    $_______________ of such borrowings are to be Eurodollar Loans;

              $_______________ of such borrowings are to be Base Rate Loans;
              and

       (d)    Length of Interest Period(s) for Eurodollar Loans is/are:

              _________________.

[ ]    2.     Eurodollar Loan Continuation for Eurodollar Loans maturing on
              _________________:

       (a) Aggregate amount to be continued as Eurodollar Loans is $______________;

       (b) Aggregate amount to be converted to Base Rate Loans is $______________;

       (c)    Length of Interest Period for continued Eurodollar Loans is
              __________________.

[ ]    3.     Conversion of Outstanding Base Rate Loans to Eurodollar Loans:

              Convert $______________ of the outstanding Base Rate Loans to Eurodollar Loans on _______________ with an Interest Period of
              _________________.

[ ]    4.     Conversion of outstanding Eurodollar Loans to Base Rate Loans:

              Convert $_______________ of the outstanding Eurodollar Loans with Interest Period maturing on __________, 199_, to Base Rate Loans.



       The undersigned certifies that he is the Vice President of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.



                                      DLB OIL & GAS, INC.



                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                   EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

       The undersigned hereby certifies that he is the ______________________ of DLB OIL & GAS, INC., an Oklahoma corporation (the "Borrower"), and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of March 5, 1997 (together with all amendments or supplements thereto being the "Credit Agreement") among the Borrower, THE CHASE MANHATTAN BANK, individually and as agent for the lenders (the "Lenders") which are or become parties thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

              (a) The representations and warranties of the Borrower contained in the Credit Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Credit Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Credit Agreement.

              (b) The Borrower has performed and complied with all covenants, agreements and conditions contained in the Credit Agreement required to be performed or complied with by it prior to or at the time of delivery hereof.

              (c) The Borrower has not incurred any material liabilities, direct or contingent, since September 30, 1996, except those set forth in Schedule 9.01 to the Credit Agreement and except those allowed by the terms of the Credit Agreement or consented to by the Lenders in writing.

              (d) Since December 31, 1995, change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower which would have a Material Adverse Effect.

              (e) There exists, and, after giving effect to the Loan or Loans with respect to which this certificate is being delivered, will exist, no Default under the Credit Agreement by Borrower or any Subsidiary or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default by Borrower or any Subsidiary under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower, or under any material agreement or instrument to which the Borrower is a party or by which the Borrower is bound.

              (f) Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Sections 9.12, 9.13 and 9.14 as of the end of the [fiscal quarter] [fiscal year] ending
       ________________.

       EXECUTED AND DELIVERED this ____ day of March, 1997.



                                      DLB OIL & GAS, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                   EXHIBIT E

                          LIST OF SECURITY INSTRUMENTS


1. Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of October 17, 1994 executed by the Borrower with respect to its Oil and Gas Properties located in the State of Oklahoma, as amended by First Amendment to Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of December 28, 1995 and by Second Amendment to Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of October 31, 1996.

2. Financing Statement and Financing Statement Amendments executed by the Borrower with respect to item 1 above.

3. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of October 24, 1994 executed by the Borrower with respect to its Oil and Gas Properties located in the State of Texas, as amended by First Amendment to Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of December 28, 1995.

4.     Financing Statement with respect to item 3 above.

5. Security Agreement covering accounts, general intangibles, inventory and securities dated as of December 28, 1995 executed by the Borrower, as amended by First Amendment to Security Agreement dated as of February 10, 1997 and Second Amendment to Security Agreement dated as of March 5, 1997 (which amended and restated Security Agreement dated as of October 24, 1994 executed by the Borrower).

6. Financing Statement and Financing Statement Amendment executed by the Borrower with respect to item 5 above

7. Stock power and stock certificate representing 100% of the common stock of Bonray Drilling Corporation ("Bonray") pledged pursuant to item 5 above.

8. Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of February 25, 1994 executed by Davidson Oil & Gas, Inc. ("Davidson") with respect to its Oil and Gas Properties located in the State of Oklahoma, as amended by First Supplement to Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of April 26, 1994, Second Supplement to Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of June 29, 1995 and Third Supplement to Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of December 28, 1995 executed by the Borrower as successor by merger to Davidson.

9. Financing Statement executed by Davidson with respect to item 8 above, as amended by Financing Statement Amendment executed by the Borrower as successor by merger to Davidson.

10. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of February 25, 1994 executed by Davidson with respect to its Oil and Gas Properties located in the State of Texas, as amended by First Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of December 28, 1995 executed by the Borrower as successor by merger to Davidson.

11. Financing Statement executed by Davidson with respect to item 10 above, as amended by Financing Statement Amendment executed by the Borrower as successor by merger to Davidson.

12. Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of June 29, 1995 executed by Davidson with respect to its Oil and Gas Properties located in the State of Oklahoma, as amended by First Amendment to Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of December 28, 1995 executed by the Borrower as successor by merger to Davidson.

13. Financing Statement executed by Davidson with respect to item 12 above, as amended by Financing Statement Amendment executed by the Borrower as successor by merger with Davidson.

14. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 29, 1995 executed by Davidson with respect to its Oil and Gas Properties located in the State of Texas, as amended by First Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of December 28, 1995 executed by the Borrower as successor by merger with Davidson.

15. Financing Statement executed by Davidson with respect to item 14 above, as amended by Financing Statement Amendment executed by the Borrower as successor by merger with Davidson.

16. Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of June 28, 1996 executed by the Borrower with respect to its Oil and Gas Properties located in the State of Oklahoma acquired from Amerada Hess.

17. Financing Statement executed by the Borrower with respect to item 16 above.

18. Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of February 10, 1997 executed by the Borrower with respect to its Oil and Gas Properties located in the State of Oklahoma.

19. Financing Statement executed by the Borrower with respect to item 18 above.

20. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of February 10, 1997 executed by the Borrower with respect to its Oil and Gas Properties located in the State of Texas.

21. Financing Statement executed by the Borrower with respect to item 20 above.

22.    Guaranty Agreement dated as of March 5, 1997 executed by Gemco, L.L.C.

23. Guaranty Agreement dated as of March 5, 1997 executed by DLB International, Inc.

24. Security Agreement dated as of March 5, 1997 executed by DLB International, Inc.

25.    Financing Statement executed by DLB International, Inc. with respect to item 24 above.

26. Stock power and related stock certificate of Waggoner (Barbados) Ltd. issued to DLB International, Inc. and pledged with respect to item 24 above.

27.    Guaranty Agreement dated as of March 5, 1997 executed by Bonray.

28.    Security Agreement dated as of March 5, 1997 executed by Bonray.

29.    Financing Statement executed by Bonray with respect to item 28 above.

30. Assignment of Notes and Liens and Amendments to Mortgages, Deeds of Trust, Assignments of Production, Security Agreements and Financing Statements dated as of March 5, 1997 executed by the Borrower, the prior bank group, the Agent and the Lenders.

31.    Financing Statement Assignments executed with respect to item 30 above.

                                   EXHIBIT F

                                   [FORM OF]

                              ASSIGNMENT AGREEMENT


       ASSIGNMENT AGREEMENT ("Agreement") dated as of ________________, 199___ between: ____________________________________________________ (the "Assignor")
and ______________________________________________________ (the "Assignee").

                                    RECITALS

       WHEREAS, the Assignor is a party to the Credit Agreement dated as of March 5, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among DLB OIL & GAS, INC., an Oklahoma corporation (the "Borrower"), each of the lenders that is or becomes a party thereto as provided in Section 12.06 of the Credit Agreement (individually, together with its successors and assigns, a "Lender", and collectively, together with their successors and assigns, the "Lenders"), and THE CHASE MANHATTAN BANK, individually (in such capacity, "Chase"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

       WHEREAS, the Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, [all][a portion] of the Assignor's Maximum Credit Amount, outstanding Loans and its Percentage Share of the outstanding LC Exposure, all on the terms and conditions of this Agreement.

       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS.

       Section 1.01 Definitions. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

       Section 1.02 Other Definitions. As used herein, the following terms have the following respective meanings:

              "Assigned Interest" shall mean all of Assignor's (in its capacity as a "Lender") rights and obligations (i) under the Credit Agreement and the other Security Instruments in respect of the Maximum Credit Amount of the Assignor in an outstanding principal amount equal to $_______________, including, without limitation, any obligation to participate pro rata in any LC Exposure, and (ii) to make Loans under the Maximum Credit Amount and any right to receive payments for the Loans outstanding under the Maximum Credit Amount assigned hereby of $___________________ (the "Loan Balance"), plus the interest and fees which will accrue from and after the Assignment Date.

              "Assignment Date" shall mean _____________________, 199___.


                                   ARTICLE II

                              SALE AND ASSIGNMENT.

       Section 2.01 Sale and Assignment. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

       Section 2.02 Assumption of Obligations. The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Credit Agreement and the other Security Instruments in respect of the Assigned Interest.

       Section 2.03 Consent by Agent. By executing this Agreement as provided below, in accordance with Section 12.06(b) of the Credit Agreement, the Agent hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.


                                  ARTICLE III

                                   PAYMENTS.

       Section 3.01 Payments. As consideration for the sale, assignment and transfer contemplated by Section 2.01 hereof, the Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the Loan Balance, if any. An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.02 (iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

       Section 3.02 Allocation of Payments. The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

       Section 3.03 Delivery of Notes. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.01 hereof, the Assignor shall, in the manner contemplated by Section 12.06(b) of the Credit Agreement, (i) deliver to the Agent (or its counsel) the Note held by the Assignor and (ii) notify the Agent to request that the Borrower execute and deliver new Notes to the Assignor (if Assignor continues to be a Lender) and the Assignee dated the date of this Agreement in respective principal amounts equal to the respective Maximum Credit Amounts of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.

       Section 3.04 Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.


                                   ARTICLE IV

                             CONDITIONS PRECEDENT.

       Section 4.01 Conditions Precedent. The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

              (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

              (b) the receipt by the Assignor of the payment required to be made by the Assignee under Section 3.01 hereof; and

              (c) the acknowledgment and consent by the Agent contemplated by Section 2.03 hereof.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES.

       Section 5.01 Representations and Warranties of the Assignor. The Assignor represents and warrants to the Assignee as follows:

              (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

              (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

              (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

              (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

              (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

              (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

       Section 5.02 Disclaimer. Except as expressly provided in Section 5.01 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, the Credit Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of the Credit Agreement, the Note or any other document referred to or provided for therein or for any failure by the Borrower or any other Person (other than Assignor) to perform any of its obligations thereunder prior or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower or the Subsidiaries [or any other obligor or guarantor], or any other matter relating to the Credit Agreement or any other Security Instrument or any extension of credit thereunder.

       Section 5.03 Representations and Warranties of the Assignee. The Assignee represents and warrants to the Assignor as follows:

              (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

              (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

              (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

              (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

              (e) the Assignee has fully reviewed the terms of the Credit Agreement and the other Security Instruments and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

              (f) the Assignee hereby affirms that the representations contained in Section 4.06(d)[(i)][ii)] of the Credit Agreement are true and accurate as to it [use if (ii) selected][and, the Assignee has contemporaneously herewith delivered to the Agent and the Borrower such certifications as are required thereby to avoid the withholding taxes referred to in Section 4.06]; and

              (g) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.

                                   ARTICLE VI

                                 MISCELLANEOUS.

       Section 6.01 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

       Section 6.02 Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Agent.

       Section 6.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent and the Borrower, and the Assignee agrees that the Agent and the Borrower are entitled to rely upon such representations and warranties.

       Section 6.04 Assignments. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

       Section 6.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

       Section 6.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

       Section 6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

       Section 6.08 Expenses. To the extent not paid by the Borrower pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

       Section 6.09 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

       IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.



                                      ASSIGNOR
                                      --------


                                      ------------------------------------------


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

                                      Address for Notices:


                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------


                                      Telecopier No.:
                                                      --------------------------
                                      Telephone No.:
                                                      --------------------------
                                      Attention:
                                                      --------------------------

                                      ASSIGNEE
                                      --------


                                      ------------------------------------------


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

                                      Address for Notices:


                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                                      Telecopier No.:
                                                      --------------------------
                                      Telephone No.:
                                                      --------------------------
                                      Attention:
                                                      --------------------------


ACKNOWLEDGED AND CONSENTED TO:

THE CHASE MANHATTAN BANK,
as Agent



By:
    --------------------------------
Name:
Title:

                                 SCHEDULE 9.02

                                     LIENS


Liens of Bonray Drilling Corporation securing the Indebtedness disclosed on
Schedule 9.01, as follows:

1) Promissory Note dated October 7, 1996, in the original principal amount of $245,010.00, with a maturity date of October 7, 1997, and a current balance of $165,161.18: Secured by a purchase money security interest in certain drill pipe owned by Bonray, which was perfected by the filing of a UCC Financing Statement in the Office of the County Clerk of Oklahoma County on October 30, 1996, as Document No. 0056458.

2) Promissory Note dated October 31, 1996, in the original principal amount of $750,000.00, with a maturity date of November 3, 1997, and a current balance of $620,000.00: Secured by a security interest in all accounts receivable of Bonray, which was perfected by the filing of a UCC Financing Statement in the Office of the County Clerk of Oklahoma County on November 4, 1996, as Document No. 0056762.

3) Promissory Note dated November 14, 1996, in the original principal amount of $150,010.00, with a maturity date of November 14, 1997, and a current balance of $113,780.71: Secured by a purchase money security interest in certain drill pipe owned by Bonray, which was perfected by the filing of a UCC Financing Statement in the Office of the County Clerk of Oklahoma County on November 19, 1996, as Document No. 0059504.

                                 SCHEDULE 9.03


                                  INVESTMENTS





1) Investments in the issued and outstanding 13 7/8% Senior Notes of WRT Energy Corporation due in the year 2002 in the accumulated balance of $6,584,527.50 as is set forth on page 2 of 3 of this Schedule 9.03


2) Investments in mechanic's and materialmen's liens against property of WRT Energy Corporation made by Dublin Acquisition, LLC (an entity owned 75% by Borrower and 25% by Wexford Capital Corporation) in the accumulated balance of $2,383,319.23 as is set forth on page 3 of 3 of this Schedule 9.03





                                                                     Page 1 of 3